Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
January 23, 2007	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Record Quarterly and Annual Earnings
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that fourth quarter earnings were a record $7.6 million, or $0.68 per diluted share. This represents a 5.6% increase over fourth quarter 2005 earnings of $7.2 million, or $0.64 diluted earnings per share. Return on average assets for the fourth quarter of 2006 was 1.51%, compared to 1.44% for the fourth quarter of 2005. Return on average equity for the fourth quarter of 2006 was 14.41%, compared to 14.69% for the same period in 2005.
Full year 2006 earnings were a record $28.9 million, or $2.57 diluted earnings per share. This represents a 10% increase over 2005 earnings of $26.3 million, or $2.32 diluted earnings per share. Return on average assets for 2006 was 1.46%, compared to 1.37% for 2005. Return on average equity for 2006 was 14.32%, compared to 13.79% for 2005.
Core non-interest expenses continued to improve as salaries and benefits, occupancy, furniture and equipment, and other operating expenses for the most recent quarter were $11.6 million compared to $12.8 million a year ago, a decrease of over 9%. Those costs for the full-year were $49.4 million compared to $51.4 million in 2005. Total salaries and benefits decreased $1.4 million, or 19%, compared to the fourth quarter of 2005 and decreased $2.6 million, or 8.9%, compared to full-year 2005.
Quarterly provision for loan losses was relatively stable compared to the prior year, and the full-year provision was down $1.0 million for the full year 2006, compared with the preceding year. The full-year reduction reflects continued improvement in overall asset quality and improving metrics utilized within the allowance methodology.
In November 2006, the Company completed the acquisition of Investment Planning Consultants, Inc., a wealth management firm located in Bluefield, West Virginia. IPC presently manages over $350 million in customer assets, and brings the total assets under management of the Company’s wealth management group to over $860 million. Additionally, in March the Company expects to open two new branches in the Winston-Salem, North Carolina, area.
Financial Highlights
Fourth Quarter 2006
•	Interest income was $30.8 million, an improvement of $1.6 million, or 5.5%, over fourth quarter 2005. The increase was due primarily to increases in benchmark interest rates, which serve as indices for adjustable rate loans.
•	Net interest income was down from the fourth quarter of 2005 due to increases in interest expense. Fourth quarter interest expense increased by $2.6 million, or 24% from 2005. On a linked-quarter basis, interest expense increased $703 thousand, or 5.6%. Despite the growing interest costs, tax equivalent net interest margin remained strong at 4.09%, down slightly from 4.20% for the third quarter of 2006, and from 4.27% for the fourth quarter of 2005.
•	During the fourth quarter, the Company sold its Rowlesburg, West Virginia, branch resulting in a gain of approximately $333 thousand.
•	Core non-interest expenses continued to improve as salaries and benefits, occupancy, furniture and equipment, and other operating expenses were $11.6 million, a decrease of $510 thousand from the previous quarter and $1.2 million from the fourth quarter of 2005. The continued decreases are attributed to the extensive cost savings measures implemented by the Company during the past five quarters. Salaries and benefits decreased $118 thousand from last quarter and $1.4 million from fourth quarter of 2005. The fourth quarter efficiency ratio was 48.0% compared to 52.7% in 2005.
•	Credit quality remains sound with total delinquencies as a percent of total loans at 0.91% at December 31, 2006, compared to 0.79% at December 31, 2005. The ratio of allowance for loan losses as a percent of loans held for investment was 1.13% compared to 1.11% at December 31, 2005. The fourth quarter 2006 provision for loan losses was $908 thousand compared to $882 thousand in the comparable quarter of 2005. Net charge-offs were $1.3 million compared to $632 thousand for fourth quarter 2005.
•	During the fourth quarter, the board of directors declared a dividend to stockholders of twenty-six cents ($0.26) per share. The dividend represents an increase of 2.0% over the $0.255 per share paid in the fourth quarter of 2005. The year 2006 was the 15th consecutive year of dividend increases to stockholders. Dividends have increased at an average annual rate of over 10% since 1991. The fourth quarter dividend yield was 2.6% based on the December 31, 2006, market value.
Year-End 2006
•	Interest income grew $10.5 million, or 9.6%, compared to 2005. The increase was due primarily to increases in benchmark interest rates.
•	Interest expense was $12.5 million, or 35%, greater than in 2005. Tax equivalent net interest margin was 4.22%, down 17 basis points from 2005.
•	Non-interest income was $21.3 million compared to $22.3 million in 2005. Service charges on deposit accounts increased $147 thousand and other service charges and commissions increased $207 thousand. Included in the other operating income figures were branch sale gains of $1.0 million and $4.4 million in 2006 and 2005, respectively. Other operating income also includes the earnings of approximately $976 thousand from the Company’s second quarter 2006 bank-owned life insurance investment of $25 million. 2006 also included a one-time recovery of $676 thousand related to a 1996 payment systems fraud.
•	Compared to prior year, the total of salaries and benefits, occupancy, furniture and equipment, and other operating expenses decreased $1.9 million, or 3.8%, to $49.4 million. The Company’s expense control measures are the major reason behind the lower non-interest expense compared to the prior year. Full-year 2006 efficiency ratio was 51.1% compared to 53.8% in 2005.
•	The provision for loan losses was $2.7 million compared to $3.7 million for 2005. Net charge-offs were $2.9 million in 2006 compared to $4.9 million in 2005. Non-performing assets were $4.1 million, compared to $4.8 million at year-end 2005. Non-performing assets as a percentage of loans held for investment and other real estate were 0.32% compared to 0.36% at December 31, 2005.
•	Since year-end 2005, consolidated assets have increased $81.2 million, a 4.2% growth rate, to $2.03 billion compared to $1.95 billion.
•	Total stockholders’ equity for the Company was $212.7 million, resulting in a book value per common share outstanding of $18.92 compared to $194.5 million and $17.29 per common share at December 31, 2005.
The Company will host an investor and media teleconference and webcast on Wednesday, January 24, 2007, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2006 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown, Chief Financial Officer, at (800) 425-0839.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.03 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-eight banking locations and four wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm, which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $861 million at December 31, 2006. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2006	2005	2006	2005
Interest	Interest and fees on loans held for investment	$24,451	$23,720	$97,460	$89,903
Income	Interest on securities-taxable	4,353	3,322	13,951	11,077
	Interest on securities-nontaxable	1,852	1,854	7,371	7,451
	Interest on federal funds sold and deposits	182	341	1,244	1,077

	Total interest income	30,838	29,237	120,026	109,508

Interest	Interest on deposits	9,135	7,225	33,868	24,030
Expense	Interest on borrowings	4,052	3,380	14,513	11,850

	Total interest expense	13,187	10,605	48,381	35,880

	Net interest income	17,651	18,632	71,645	73,628
	Provision for loan losses	908	882	2,706	3,706

	Net interest income after provision for loan losses	16,743	17,750	68,939	69,922

Non-Interest	Wealth management income	773	716	2,811	2,956
Income	Service charges on deposit accounts	2,559	2,664	10,242	10,095
	Other service charges, commissions and fees	791	723	2,992	2,785
	Gain on sale of securities	15	74	75	753
	Other operating income	1,419	4,804	5,203	5,716

	Total non-interest income	5,557	8,981	21,323	22,305

Non-Interest	Salaries and employee benefits	6,033	7,451	26,867	29,481
Expense	Occupancy expense of bank premises	978	992	4,068	3,903
	Furniture and equipment expense	887	867	3,466	3,319
	Amortization of intangible assets	88	102	410	435
	Prepayment penalties on FHLB advances	—	3,794	—	3,794
	Other operating expense	3,717	3,470	15,026	14,659

	Total non-interest expense	11,703	16,676	49,837	55,591

	Income from continuing operations before income taxes	10,597	10,055	40,425	36,636
	Income tax expense continuing operations	2,970	2,819	11,477	10,191

	Income from continuing operations	7,627	7,236	28,948	26,445

	Loss from discontinued operations before tax	—	(27)	—	(233)
	Income tax benefit from discontinued operations	—	(11)	—	(91)

	Loss from discontinued operations	—	(16)	—	(142)

	Net income	$7,627	$7,220	$28,948	$26,303

	Basic earnings per common share (EPS)	$0.68	$0.64	$2.58	$2.33
	Diluted earnings per common share (DEPS)	$0.68	$0.64	$2.57	$2.32
	Weighted Average Shares Outstanding:
	Basic	11,211,535	11,268,496	11,204,875	11,269,258
	Diluted	11,297,931	11,340,526	11,279,480	11,341,804
	For the period:
	Return on average assets	1.51%	1.44%	1.46%	1.37%
	Return on average equity	14.41%	14.69%	14.32%	13.79%
	Return on average tangible equity	20.57%	21.58%	20.77%	20.53%
	Cash dividends per share	$0.26	$0.255	$1.04	$1.02
	At period end:
	Book value per share	$18.92	$17.29	$18.92	$17.29
	Market value	$39.56	$31.16	$39.56	$31.16

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2006	2006	2006	2006	2005
Interest	Interest and fees on loans held for investment	$24,451	$24,578	$24,506	$23,925	$23,720
Income	Interest on securities-taxable	4,353	3,497	3,224	2,877	3,322
	Interest on securities-nontaxable	1,852	1,877	1,816	1,826	1,854
	Interest on federal funds sold and deposits	182	288	479	295	341

	Total interest income	30,838	30,240	30,025	28,923	29,237

Interest	Interest on deposits	9,135	8,760	8,326	7,647	7,225
Expense	Interest on borrowings	4,052	3,724	3,526	3,211	3,380

	Total interest expense	13,187	12,484	11,852	10,858	10,605

	Net interest income	17,651	17,756	18,173	18,065	18,632
	Provision for loan losses	908	579	811	408	882

	Net interest income after provision for loan losses	16,743	17,177	17,362	17,657	17,750

Non-Int	Wealth management income	773	623	732	683	716
Income	Service charges on deposit accounts	2,559	2,611	2,655	2,417	2,664
	Other service charges, commissions and fees	791	750	711	740	723
	(Loss) gain on sale of securities	15	(6)	(94)	160	74
	Other operating income	1,419	1,120	1,516	1,148	4,804

	Total non-interest income	5,557	5,098	5,520	5,148	8,981

Non-Int	Salaries and employee benefits	6,033	6,151	6,782	7,901	7,451
Expense	Occupancy expense of bank premises	978	1,039	1,011	1,040	992
	Furniture and equipment expense	887	871	858	850	867
	Amortization of intangible assets	88	88	144	90	102
	Prepayment penalties on FHLB advances	—	—	—	—	3,794
	Other operating expense	3,717	4,064	3,793	3,452	3,470

	Total non-interest expense	11,703	12,213	12,588	13,333	16,676

	Income before income taxes-continuing operations	10,597	10,062	10,294	9,472	10,055
	Income tax expense-continuing operations	2,970	2,877	3,002	2,628	2,819

	Income from continuing operations	7,627	7,185	7,292	6,844	7,236

	Loss before tax-discontinued operations	—	—	—	—	(27)
	Income tax benefit -discontinued operations	—	—	—	—	(11)

	Loss from discontinued operations	—	—	—	—	(16)

	Net income	$7,627	$7,185	$7,292	$6,844	$7,220

Per	Basic EPS	$0.68	$0.64	$0.65	$0.61	$0.64
Share	Diluted EPS	$0.68	$0.64	$0.65	$0.61	$0.64
Data	Basic EPS from continuing operations	$0.68	$0.64	$0.65	$0.61	$0.64
	Diluted EPS from continuing operations	$0.68	$0.64	$0.65	$0.61	$0.64
	Cash dividends per share	$0.26	$0.26	$0.26	$0.26	$0.255
	Weighted Average Shares Outstanding:
	Basic	11,211,535	11,174,479	11,201,052	11,233,005	11,268,496
	Diluted	11,297,931	11,245,073	11,258,581	11,311,743	11,340,526
	Actual shares oustanding at period end	11,245,742	11,183,668	11,176,455	11,214,584	11,251,803
	Book Value per share at period end	$18.92	$18.40	$17.71	$17.49	$17.29
	Market Value per share at period end	$39.56	$33.37	$32.99	$31.98	$31.16

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
	(Dollars in thousands)
Cash and due from banks	$47,909	$38,961	$43,620	$46,953	$46,872
Interest-bearing deposits with banks	9,850	13,473	29,714	59,005	10,667
Securities available for sale	508,370	475,528	405,761	396,691	404,381
Securities held to maturity	20,019	20,250	20,641	22,789	24,173
Loans held for sale	781	1,046	1,293	848	1,274
Loans held for investment, net of unearned income	1,284,863	1,299,220	1,318,943	1,329,666	1,331,039
Less allowance for loan losses	14,549	14,946	14,710	14,797	14,736

Net loans	1,270,314	1,284,274	1,304,233	1,314,869	1,316,303
Premises and equipment	36,889	35,879	35,888	35,636	34,993
Other real estate owned	258	753	910	867	1,400
Interest receivable	12,141	11,435	10,179	10,664	10,232
Intangible assets	62,196	60,796	60,883	61,028	61,119
Other assets	64,971	65,174	66,510	39,512	41,069

TotalAssets	$2,033,698	$2,007,569	$1,979,632	$1,988,862	$1,952,483

Deposits:
Demand	$244,771	$245,097	$253,664	$246,521	$230,542
Interest-bearing demand	140,578	145,519	139,861	149,039	144,314
Savings	317,678	327,120	344,436	362,677	355,184
Time	695,058	681,719	675,165	683,853	675,904

Total Deposits	1,398,085	1,399,455	1,413,126	1,442,090	1,405,944
Interest, taxes and other liabilities	16,327	15,994	14,938	15,471	16,153
Federal funds purchased	7,700	15,500	—	—	82,500
Securities sold under agreements to repurchase	201,185	172,711	149,507	131,009	124,154
FHLB and other indebtedness	197,671	198,127	204,158	204,192	129,231

Total Liabilities	1,820,968	1,801,787	1,781,729	1,792,762	1,757,982

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,496
Additional paid-in capital	108,806	108,605	108,602	108,629	108,573
Retained earnings	100,117	95,414	91,136	86,755	82,828
Treasury stock, at cost	(7,924)	(9,866)	(10,097)	(8,934)	(7,625)
Accumulated other comprehensive income (loss)	232	130	(3,237)	(1,849)	(771)

Total Stockholders’ Equity	212,730	205,782	197,903	196,100	194,501

Total Liabilities and Stockholders’ Equity	$2,033,698	$2,007,569	$1,979,632	$1,988,862	$1,952,483

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
	(Dollars in thousands)
Ratios
Return on average assets	1.51%	1.45%	1.47%	1.42%	1.44%
Return on average equity	14.41%	14.05%	14.74%	14.09%	14.69%
Return on average tangible equity	20.57%	20.29%	21.61%	20.42%	21.58%
Net interest margin	4.09%	4.20%	4.28%	4.32%	4.27%
Efficiency ratio for the quarter (a)	48.02%	49.44%	50.49%	56.38%	52.65%
Efficiency ratio year-to-date (a)	51.05%	52.07%	53.39%	56.38%	53.83%
Equity as a percent of total assets at end of period	10.46%	10.25%	10.00%	9.86%	9.96%
Average earning assets as a percentage of average total assets	90.32%	90.06%	90.55%	91.39%	92.12%
Average loans as a percentage of average deposits	92.75%	93.31%	92.87%	94.23%	92.34%

Average Balances
Investments	$501,042	$443,680	$427,085	$426,953	$464,713
Loans	1,296,754	1,305,839	1,328,768	1,335,080	1,326,858
Earning assets	1,812,181	1,774,277	1,797,214	1,790,870	1,826,221
Total assets	2,006,377	1,970,003	1,984,741	1,959,600	1,982,411
Deposits	1,398,156	1,399,435	1,430,785	1,416,895	1,436,927
Interest-bearing deposits	1,159,857	1,158,907	1,190,489	1,185,265	1,202,972
Borrowings	381,845	351,909	340,694	330,621	334,917
Interest-bearing liabilities	1,541,702	1,510,816	1,531,183	1,515,886	1,537,889
Equity	209,985	202,922	198,440	196,998	195,051
Tax equivalent net interest income	18,660	18,775	19,161	19,059	19,641

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
	(Dollars in thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$14,946	$14,710	$14,797	$14,736	$14,486
Provision for Loan Losses	908	579	811	408	882
Charge-offs	(1,607)	(832)	(1,389)	(715)	(1,417)
Recoveries	302	489	491	368	785

Net charge-offs	(1,305)	(343)	(898)	(347)	(632)

Ending balance	$14,549	$14,946	$14,710	$14,797	$14,736

Summary of Asset Quality
Nonaccrual loans	$3,813	$3,657	$2,937	$2,517	$3,383
Loans 90 days or more past due and still accruing	—	—	—	—	11

Total non-performing loans	3,813	3,657	2,937	2,517	3,394

Other real estate owned	258	753	910	867	1,400

Total non-performing assets	$4,071	$4,410	$3,847	$3,384	$4,794

Restructured loans	$272	$281	$289	$297	$302

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.30%	0.28%	0.22%	0.19%	0.25%
Non-performing assets as a percentage of:
Total assets	0.20%	0.22%	0.19%	0.17%	0.25%
Loans held for investment plus other real estate owned	0.32%	0.34%	0.29%	0.25%	0.36%
Annualized net charge-offs as a percentage of average loans held for investment	0.40%	0.10%	0.27%	0.11%	0.19%
Allowance for loan losses as a percentage of loans held for investment	1.13%	1.15%	1.12%	1.11%	1.11%
Ratio of allowance for loan losses to nonaccrual loans	3.82	4.09	5.01	5.88	4.36

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended December 31,
	2006			2005
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,295,157	$24,433	7.48%	$1,325,231	$23,699	7.09%
Tax Exempt	1,597	29	7.20%	1,627	33	8.04%

Total	1,296,754	24,462	7.48%	1,326,858	23,732	7.10%
Securities Available for Sale
Taxable	325,403	4,348	5.30%	290,546	3,318	4.53%
Tax Exempt	155,466	2,447	6.24%	149,707	2,358	6.25%

Total	480,869	6,795	5.61%	440,253	5,676	5.11%
Held to Maturity Securities
Taxable	382	5	5.19%	394	4	4.03%
Tax Exempt	19,791	403	8.08%	24,066	494	8.14%

Total	20,173	408	8.02%	24,460	498	8.08%
Interest-bearing Deposits with Banks	14,385	182	5.02%	34,650	341	3.90%

Total Earning Assets	1,812,181	$31,847	6.97%	1,826,221	$30,247	6.57%
Other Assets	194,196			156,190

Total	$2,006,377			$1,982,411

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$146,018	$124	0.34%	$149,318	$106	0.28%
Savings Deposits	323,650	1,691	2.07%	371,081	1,496	1.60%
Time Deposits	690,189	7,320	4.21%	682,573	5,624	3.27%
Fed Funds Purchased & Repurchase Agreements	183,847	1,701	3.67%	135,483	885	2.59%
FHLB Borrowings & Other Long-term Debt	197,998	2,351	4.71%	199,434	2,495	4.96%

Total Interest-bearing Liabilities	1,541,702	13,187	3.39%	1,537,889	10,606	2.74%
Noninterest-bearing Demand Deposits	238,299			233,955
Other Liabilities	16,391			15,516
Stockholders’ Equity	209,985			195,051

Total	$2,006,377			$1,982,411

Net Interest Income		$18,660			$19,641

Net Interest Rate Spread (3)			3.58%			3.83%

Net Interest Margin (4)			4.09%			4.27%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Year Ended December 31,
	2006			2005
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,314,976	$97,386	7.41%	$1,299,328	$89,788	6.91%
Tax Exempt	1,499	114	7.61%	2,692	177	6.58%

Total	1,316,475	97,500	7.41%	1,302,020	89,965	6.91%
Securities Available for Sale
Taxable	276,142	13,929	5.04%	262,715	11,062	4.21%
Tax Exempt	152,437	9,655	6.33%	144,242	9,193	6.37%

Total	428,579	23,584	5.50%	406,957	20,255	4.98%
Held to Maturity Securities
Taxable	386	22	5.70%	399	15	3.76%
Tax Exempt	20,912	1,686	8.06%	28,336	2,269	8.01%

Total	21,298	1,708	8.02%	28,735	2,284	7.95%
Interest-bearing Deposits with Banks	27,289	1,244	4.56%	32,100	1,077	3.36%

Total Earning Assets	1,793,641	$124,036	6.92%	1,769,812	$113,581	6.42%
Other Assets	186,639			153,410

Total	$1,980,280			$1,923,222

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$146,248	$462	0.32%	$152,774	$401	0.26%
Savings Deposits	343,854	6,857	1.99%	368,339	4,309	1.17%
Time Deposits	683,418	26,549	3.88%	661,498	19,321	2.92%
Fed Funds Purchased & Repurchase Agreements	150,839	5,079	3.37%	128,551	2,782	2.16%
FHLB Borrowings & Other Long-term Debt	200,570	9,434	4.70%	177,832	9,068	5.10%

Total Interest-bearing Liabilities	1,524,929	48,381	3.17%	1,488,994	35,881	2.41%
Noninterest-bearing Demand Deposits	237,714			228,781
Other Liabilities	15,513			14,772
Stockholders’ Equity	202,124			190,675

Total	$1,980,280			$1,923,222

Net Interest Income		$75,655			$77,700

Net Interest Rate Spread (3)			3.75%			4.01%

Net Interest Margin (4)			4.22%			4.39%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.